UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2010

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the retirement of John S. Young, American Water Works Company, Inc. (the “Company”) hereby further amends its Current Report on Form 8-K filed on September 28, 2010, and as amended by the Form 8-K/A filed on November 22, 2010, to provide information that was not determined or available at the time of filing those reports.

On January 1, 2011, Mr. Young and the Company entered into an Agreement and Release (the “Agreement and Release”). Under the Agreement and Release, Mr. Young retired and ceased to be an employee on January 1, 2011. Under the Agreement and Release, the Company agreed to make the following payments to and arrangements with Mr. Young, among others:

•

With respect to his AIP award for 2010, Mr. Young will receive an AIP award based on the achievement of his individual performance goal percentage multiplied by the Corporate Multiplier applicable to calendar year 2010. (As described in detail in the Company’s proxy statement for the 2010 annual meeting, the Corporate Multiplier is a percentage determined on the basis of overall corporate performance against several specified objective performance measures. Once determined, the Corporate Multiplier is applied to the AIP award otherwise payable to a participant based on his or her achievement against individual performance goals.) The Company will pay Mr. Young’s AIP award for 2010 at the same time payments are made under the 2010 AIP to other senior executives of the Company in March, 2011.

•

The Company accelerated the vesting of options to purchase 29,260 shares of Company common stock and extended the termination dates of options held by Mr. Young until December 31, 2013 (with respect to 55,809 underlying shares), December 31, 2014 (with respect 50,606 underlying shares), December 31, 2015 (with respect to 40,481 underlying shares) and December 31, 2016 (with respect to 23,649 underlying shares).

•

With respect to the 7,252 performance stock units granted in 2009, and the 6,507 performance stock units granted in 2010, Mr. Young will receive 100% of each of the awards that would have been payable to him had he remained in the employ of the Company during the entire respective three year performance period as applied to the Company’s senior executives.

Mr. Young has also agreed to certain confidentiality provisions, and the parties have agreed to non-disparagement, non-compete and non-solicitation provisions.

The foregoing summary of the Agreement and Release is qualified in all respects by reference to the Agreement and Release, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference into this report.

Item 9.01 – Exhibits

99.1	Agreement and Release, dated January 1, 2011, between American Water Works Company, Inc. and John S. Young.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2011	By:	/s/ Kellye L. Walker
Kellye L. Walker
Chief Administrative Officer and General Counsel